Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2007, relating to the consolidated financial statements, which appear in Alsius Corporation's Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
June 19, 2008